                                                                    EXHIBIT 12.1

                           CHAMPION ENTERPRISES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)



                                                     Fiscal Year                                        Six-Months Ended
                      -------------------------------------------------------------------------------------------------------
                          1994           1995           1996             1997            1998          1998          1999
                      ------------- -------------- ---------------  --------------  -------------- ------------  ------------
Pretax income
from continuing
operations            $      66,908 $       91,975 $        91,925  $      117,371  $      156,798 $     72,347  $     82,579
                      ============= ============== ===============  ==============  ============== ============  ============
Fixed charges:
Interest expense      $       1,285 $        2,668 $         2,174  $        1,198  $       15,833 $      5,477  $     13,314

Interest portion
(1/3) of rentals                800            967           1,100             100           2,100          633         2,148
                      ------------- -------------- ---------------  --------------  -------------- ------------  ------------
Total fixed
charges               $       2,085 $        3,635 $         3,274  $        1,298  $       17,933 $      6,110  $     15,462
                      ============= ============== ===============  ==============  ============== ============  ============
Pretax income
from continuing
operations plus
fixed charges         $      68,993 $       95,610 $        95,199  $      118,669  $      174,731 $     78,457  $     98,041
                      ============= ============== ===============  ==============  ============== ============  ============
Ratio of earnings
to fixed charges               33.1           26.3            29.1            91.4             9.7         12.8           6.3
                      ============= ============== ===============  ==============  ============== ============  ============